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                                                                   EXHIBIT 10.23

August 4, 1997



Mr. Steve Feinberg or Assigns
128 Grant Avenue, Suite 300
Santa Fe, New Mexico  87501

               RE:  Sale/Lease Back of Wisconsin and Virginia Faire Sites

Dear Steve:

     The purpose of this letter is to confirm the terms upon which an investment group headed by you has offered to acquire the Company's Wisconsin and Virginia faire sites and to lease the sites to the Company.

TERMS OF SALE/LEASE BACK

     1.   Purchase Price - $6,000,000 to be paid at closing.

     2.   Lease Terms:

         (i)   Term - 20 years;

         (ii)  Annual Lease Rate:

              YEARS                ANNUAL LEASE PAYMENT
        ----------------     --------------------------------

         1                               $600,000
         2                                600,000
         3-6                              660,000
         7-9                              730,000
         10-12                            800,000
         13-20                            815,000

         Company will also be responsible for payment of property taxes, insurance and maintenance of faire sites.

         (iii) First year lease payment of $600,000 to be prepaid at closing. Thereafter (beginning in Year 2) lease payment will be made on a monthly basis.

         (iv)    Company Purchase Option:

             YEARS                   PURCHASE PRICE
        ----------------     --------------------------------

         1-3                           $6,650,000
         4                              6,716,500
         5                              6,783,665
         6                              6,851,501
         7                              6,920,017
         8                              6,989,217
         9                              7,059,109


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         10                             7,129,700
         11                             7,200,997
         12                             7,273,007
         13-20                          7,350,000

         Option is for both properties. Company will not have the option to purchase only one of the two sites.

         (v)  Security Deposit:

         The Company will make a security deposit with the investment group of $1,000,000; $500,000 of which will be repaid at the end of four (4) years and the remaining $500,000 of which shall be repaid at the end of eight (8) years. The security deposit, which will bear interest at 6% (paid monthly), may be used by the investment group for its business purposes, provided that repayment of the security deposit is guaranteed by the investment group. The Company shall forfeit any right to the return of the deposit in the event that it defaults for a period of 60 days or more in the payment of rent pursuant to the lease, which default is not cured within 20 days written notice thereof.

         (vi)    Conditions:

                (a)     Proceeds of purchase used to retire all outstanding
                 Company indebtedness other than trade payables, specifically including convertible notes and convertible debentures. Consent of holders of these securities to payment at closing to be obtained, if necessary.

                (b)     Exercise price for warrants granted to holders of
                 convertible debentures fixed at $1.00 per share.

                (c)     Current Phase I Environmental Report for both sites,
                 showing no material environmental problems.

                (d)     Current appraisal for Virginia site.

                (e)     Company will not incur indebtedness in excess of
                 $500,000 without prior written consent of investment group.

                (f)     No distributions will be made to the shareholders
                 without prior written consent of investment group.

                (g)     Immediately following closing.  Company will call all
                 outstanding warrants, if any, then subject to redemption.

                (h)     The Company will pay first year's lease at closing,
                 subsequent years to be paid monthly.

                (i)     All outstanding debt of the Company (other than normal
                 trade debt) will be either paid off or converted to common stock at the time of closing, with the exception of the 10% debentures that will be converted to common stock or paid off or a combination of both by October 31, 1997.

    3. Warrant - Investment group will be issued warrants representing the right to purchase 1,000,000 shares of the Company's common stock at $1.00 per share. Warrants will be for a term of 6 years but will not be exercisable during the first year. The Company will register the shares issuable upon the exercise of the warrants pursuant to the Securities Act of 1933 with one (1) year of closing. If shares are not so registered, the purchase price


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of the warrants shall be reduced by 2% for every 30 days following the 1-year period until the registration statement is declared effective. Warrants will be assignable to individual members of the investment group.

    4. Expenses - Company shall pay all transaction expenses of the investment group up to a maximum of $25,000, including reasonable attorneys' fees for investment group.

    5. Closing - Closing shall occur within sixty (60) days of acceptance of this letter of intent. Closing is subject to preparation, execution and delivery of the definitive Sale/Lease Back and Warrant Agreements, acceptable to the investment group and the Company. The Agreements will contain normal representations and warranties.

    Please acknowledge your agreement to the foregoing terms by signing the enclosed copy of this letter in the space provided and returning to the company.

                                       Sincerely,

                                       RENAISSANCE ENTERTAINMENT
                                          CORPORATION


                                       By  /s/ Charles S. Leavell
                                          ------------------------------
                                          Charles S. Leavell
                                          Chairman and CEO


Agreed to and accepted this 5th day of August, 1997.


                                       RENAISSANCE PARTNERS, LTD.


                                       By  /s/ Steve Feinberg
                                          ------------------------------
                                          Steve Feinberg, Trustee


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